Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Micron Technology, Inc. of our report dated October 4, 2024 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in Micron Technology, Inc.'s Annual Report on Form 10-K for the year ended August 29, 2024.

/s/ PricewaterhouseCoopers LLP

San Jose, California

January 21, 2025